                                                                   EXHIBIT 10.53


Consumers Energy Company                                    Original Sheet No. 1
Rate Schedule No. 116
EXECUTION COPY

                 Amendment and Restatement of the April 1, 2001

                           PURCHASE AND SALE AGREEMENT

                             FOR ANCILLARY SERVICES

                                     Between

                            Consumers Energy Company

                                       And

                     Michigan Electric Transmission Company

Issued by: William E. Garrity                          Effective on: May 1, 2002
           Vice President, Fuels and
           Power Transactions
Issued on: [INSERT DATE]

Consumers Energy Company                                    Original Sheet No. 2
Rate Schedule No. 116
EXECUTION COPY

                 Amendment and Restatement of the April 1, 2001
                           Purchase and Sale Agreement
                             For Ancillary Services

                                Table of Contents

ARTICLE 1 - Definitions....................................................    5
   1.1    Ancillary Services...............................................    5
   1.2    Commission.......................................................    5
   1.3    Consumers' Resources.............................................    5
   1.4    ECAR.............................................................    5
   1.5    Firm Service.....................................................    5
   1.6    Good Utility Practice............................................    5
   1.7    NERC.............................................................    5
   1.8    Point of Receipt.................................................    6
   1.9    Reserved Capacity................................................    6
   1.10   Resources........................................................    6
   1.11   System Operator..................................................    6
   1.12   Tariff...........................................................    6
   1.13   Third Party......................................................    6
   1.14   Transmission Service Area........................................    6
   1.15   Transaction......................................................    6

ARTICLE 2 - Effective Date.................................................    6

ARTICLE 3 - Capacity, Energy and Reactive Power Sale By Consumers
   to Michigan Transco.....................................................    7
   3.1    Consumers' Responsibilities......................................    7
   3.2    Michigan Transco's Responsibilities..............................    7
   3.3    Ancillary Services...............................................    8
   3.4    Changes in Responsibilities......................................    9

ARTICLE 4 - Service Conditions.............................................   10
   4.1    Maintenance and Operation........................................   10
   4.2    Service Interruptions to Maintain Reliability....................   10

ARTICLE 5 - Compensation...................................................   10
   5.1    Payments to Consumers............................................   10
   5.2    Payments to Michigan Transco.....................................   11
   5.3    Applicable Tariff Rates..........................................   12

ARTICLE 6 - Forecasted Requirement for Generation Services.................   12

ARTICLE 7 - Priority and Nature of Service.................................   13
   7.1    Nature of Service................................................   13
   7.2    Use of Power.....................................................   13

ARTICLE 8 - Conditions Precedent...........................................   13

ARTICLE 9 - Operating Committee............................................   13
   9.1    Creation of the Operating Committee..............................   13
   9.2    Duties...........................................................   13
   9.3    Committee Expenses...............................................   14

ARTICLE 10 - Exchange of Information.......................................   14
   10.1   Data to be Furnished.............................................   14
   10.2   Records and Accounts.............................................   14

Issued by: William E. Garrity                          Effective on: May 1, 2002
           Vice President, Fuels and
           Power Transactions
Issued on: [INSERT DATE]

Consumers Energy Company                                    Original Sheet No. 3
Rate Schedule No. 116
EXECUTION COPY

ARTICLE 11 - Settlements...................................................   14
   11.1   Accounting Period................................................   14
   11.2   Invoicing........................................................   14
   11.3   Payments.........................................................   14
   11.4   Interest Charges.................................................   15
   11.5   Disputed Invoices................................................   15

ARTICLE 12 - Indemnity.....................................................   15

ARTICLE 13 - Regulatory Authority..........................................   15

ARTICLE 14 - Term..........................................................   16
   14.1   Initial Term.....................................................   16
   14.2   Termination......................................................   16

ARTICLE 15 - Breach and Default............................................   16
   15.1   General..........................................................   16
   15.2   Events of Breach.................................................   16
   15.3   Cure and Default.................................................   17
   15.4   Right to Compel Performance......................................   17

ARTICLE 16 - Successors and Assigns........................................   17

ARTICLE 17 - Dispute Resolution Procedures.................................   18

ARTICLE 18 - Force Majeure.................................................   18

ARTICLE 19 - General.......................................................   19
   19.1   Authority........................................................   19
   19.2   Waivers..........................................................   19
   19.3   Governing Law....................................................   19
   19.4   Headings.........................................................   19
   19.5   Notices..........................................................   19
   19.6   Entirety.........................................................   20
   19.7   Severability.....................................................   20

   APPENDIX A - Forecast Procedures
   APPENDIX B - Ancillary Services Rates

Issued by: William E. Garrity                          Effective on: May 1, 2002
           Vice President, Fuels and
           Power Transactions
Issued on: [INSERT DATE]

Consumers Energy Company                                    Original Sheet No. 4
Rate Schedule No. 116
EXECUTION COPY

                 Amendment and Restatement of the April 1, 2001
                           PURCHASE AND SALE AGREEMENT
                             FOR ANCILLARY SERVICES

     This Amendment and Restatement of the April 1, 2001 Purchase and Sale Agreement for Ancillary Services (herein referred to as "Agreement") is made and entered into as of April 29, 2002, by and between Consumers Energy Company, a Michigan corporation with offices at 212 West Michigan Avenue, Jackson, Michigan (herein referred to as "Consumers") and Michigan Electric Transmission Company, a Michigan corporation with offices at 540 Avis Drive, Suite H, Ann Arbor, Michigan (herein referred to as "Michigan Transco"). The purpose of this Agreement is to establish the terms and conditions under which Michigan Transco may obtain Ancillary Services from Consumers. Consumers and Michigan Transco are sometimes individually referred to herein as "Party" and collectively as "Parties". This Agreement amends, restates and replaces the April 1, 2001 Purchase and Sale Agreement For Ancillary Services between the Parties, effective on the date indicated above.

                                   WITNESSETH:

     WHEREAS, Consumers is in the business of generating electric capacity and energy and selling electric capacity and energy and reactive power to wholesale and retail customers; and

     WHEREAS, Michigan Transco is in the business of providing transmission services under its Open Access Transmission Tariff on file with the Commission and is obligated to provide or offer certain Ancillary Services within its Transmission Service Area; and

     WHEREAS, the Parties have entered into an Operating Agreement, dated as of April 1, 2001, as amended and restated, (herein referred to as the "Operating Agreement") that defines the operating responsibilities of Michigan Transco over its transmission system and the obligations, rights and responsibilities of Consumers to provide electric capacity and energy as Ancillary Services and to operate its Generation Resources in a manner that will not unduly interfere with the provision of transmission services by Michigan Transco; and

     WHEREAS, the Parties have entered into a Network Operating Agreement, dated as of April 1, 2001, as amended and restated, that governs Transmission Provider's provision of Network Integration Transmission Service to Consumers as a Network Customer under the Tariff, and

     WHEREAS, the Parties have entered into a Generator Interconnection Agreement, dated as of April 1, 2001, as amended and restated, that describes the general facilities and associated appurtenances that electrically connect the Generation Resources to the transmission system, establishes the ownership interests of the Parties in such facilities and establishes the respective obligations and rights of the Parties with respect to the operating and maintenance of such facilities; and

     WHEREAS, during the term of this Agreement, Michigan Transco desires to purchase and Consumers desires to sell capacity and energy and Reactive Power to at

Issued by: William E. Garrity                          Effective on: May 1, 2002
           Vice President, Fuels and
           Power Transactions
Issued on: [INSERT DATE]

Consumers Energy Company                                    Original Sheet No. 5
Rate Schedule No. 116
EXECUTION COPY

least partially meet the Tariff obligations of Michigan Transco for provision of Ancillary Services; and

     WHEREAS, under the Transmission Service Agreement between the Parties, Consumers has elected to self-supply the optional Ancillary Services under the Tariff to its native load customers.

     NOW THERFORE, in consideration of the covenants and mutual agreements contained herein, Consumers and Michigan Transco agree as follows:

                                    ARTICLE 1
                                   Definitions

1.1 Ancillary Services

     Services identified by the Commission, as set forth in Section 3.3 below, which Michigan Transco must include in its Tariff.

1.2 Commission

     The Federal Energy Regulatory Commission, or any successor regulatory agency of the federal government of the United States of America.

1.3 Consumers' Resources

     Capacity and associated energy supplied from generation facilities owned and/or operated by Consumers or from purchased power.

1.4 ECAR

     The East Central Area Reliability council, its successors and assigns.

1.5 Firm Service

     Service that is interrupted only to maintain the reliability of the generation and transmission systems.

1.6 Good Utility Practice

     Any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry with respect to similar facilities during the relevant time period which, in each case, in the exercise of reasonable judgement in light of the facts known or that should have been known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety, law, regulation, environmental protection and expedition. Good Utility Practice is not intended to be limited to the optimal practices, methods or acts to the exclusion of all others, but rather to delineate the acceptable practices, methods or acts generally accepted in such industry.

1.7 NERC

     The North American Electric Reliability Council, its successors and assigns.

Issued by: William E. Garrity                          Effective on: May 1, 2002
           Vice President, Fuels and
           Power Transactions
Issued on: [INSERT DATE]

Consumers Energy Company                                    Original Sheet No. 6
Rate Schedule No. 116
EXECUTION COPY

1.8 Point of Receipt

     The point at which capacity and energy is provided by Consumers to Michigan Transco.

1.9 Reserved Capacity

     The maximum amount of capacity and energy that Consumers provides to Michigan Transco during any specified period as Ancillary Services under Part II of the Tariff. Reserved Capacity shall be expressed in terms to whole megawatts on a sixty (60) minute interval (commencing on the clock hour) basis.

1.10 Resources

     Consumers' Generation committed or procured by Consumers to provide service under this Agreement.

1.11 System Operator

     A generic term used to describe the individuals responsible for the integrity or the operational control of Michigan Transco's transmission system, and any successor thereto.

1.12 Tariff

     Either (a) the Open Access Transmission Tariff (OATT) of Michigan Transco filed with the Commission on November 13, 2000, or (b) the Joint Open Access Transmission Tariff (JOATT) filed by Michigan Transco and ITC with the Commission on February 22, 2001 as they may subsequently be modified or supplemented and accepted for filing by the Commission, or any superseding tariff.

1.13 Third Party

     Parties other than Consumers or Michigan Transco.

1.14 Transmission Service Area

     The geographic region in which Michigan Transco operates transmission facilities and provides transmission service as of the effective date of this Agreement.

1.15 Transaction

     A particular purchase by Michigan Transco or sale by Consumers of capacity and/or energy and/or reactive power to be performed under this Agreement, as evidenced by the agreement of the Parties.

                                    ARTICLE 2
                                 Effective Date

     This Agreement shall become effective on May 1, 2002, or the date the Michigan Transco begins operation under its filed Tariff, whichever date occurs later, or such other date as is required by regulatory authority having jurisdiction over this Agreement.

Issued by: William E. Garrity                          Effective on: May 1, 2002
           Vice President, Fuels and
           Power Transactions
Issued on: [INSERT DATE]

Consumers Energy Company                                    Original Sheet No. 7
Rate Schedule No. 116
EXECUTION COPY

                                    ARTICLE 3
                    Capacity, Energy and Reactive Power Sale
                        By Consumers to Michigan Transco

3.1 Consumers' Responsibilities

     (a) During the term of this Agreement, Consumers shall provide capacity, energy and reactive power needed by Michigan Transco for Ancillary Services in amounts set forth in this Article 3. Capacity, energy and reactive power shall be supplied from one or more Resources as Firm Service. The quantities to be supplied shall be as specified in the pertinent forecasts or actual use for each type of service, as outlined in Article 6 and Appendix A hereof. Notwithstanding Ancillary Service obligations that Michigan Transco may enter into associated with Transmission Service Agreements that have a term that is longer than the term of this Agreement, Consumers shall not be obligated to provide Michigan Transco with Ancillary Services after this Agreement is terminated.

     (b) Michigan Transco and Consumers agree that dispatch and scheduling decisions with respect to Consumers' Resources shall be as set forth in Section 4.6 of the Operating Agreement between the Parties.

     (c) Subject to Consumers' obligation to supply capacity, energy and reactive power under this Agreement, Consumers may, under an applicable tariff, sell capacity and/or energy and reactive power to any other entity that is eligible to make purchases under such tariffs. Consumers is not obligated to curtail any previously committed sales from Consumers' Generation to provide service hereunder beyond the obligations set forth in Section 3.3.

     (d) The energy delivered hereunder shall be of the character commonly known as three-phase, 60 Hertz (60 Hz) energy at a voltage, or voltages, mutually agreed upon by the Parties.

     (e) Consumers shall continue the present practice of providing overlap regulation services for Michigan Transco's Transmission Service Area.

     (f) Consumers shall cooperate with Michigan Transco in establishing billing practices and information transfer protocols to process and bill transactions under this Agreement.

3.2 Michigan Transco's Responsibilities

     (a) Michigan Transco shall purchase from Consumers capacity, energy and reactive power in order to provide pertinent Ancillary Services in addition to transmission services pursuant to its Tariff. Nothing in this Agreement shall be construed to preclude Michigan Transco from procuring capacity, energy and/or reactive power from Third Party suppliers when available.

Issued by: William E. Garrity                          Effective on: May 1, 2002
           Vice President, Fuels and
           Power Transactions
Issued on: [INSERT DATE]

Consumers Energy Company                                    Original Sheet No. 8
Rate Schedule No. 116
EXECUTION COPY

     (b) Michigan Transco will use services provided hereunder solely in order to meet its obligations under its Tariff, local, regional and national reliability requirements and its operating practice requirements.

     (c) Michigan Transco shall provide Consumers with timely notification of forecasted requirements for Ancillary Services pursuant to Article 6 hereof so that Consumers can plan its supply of such services.

     (d) Michigan Transco will provide Consumers with necessary real-time and historic information for Consumers to forecast and identify its obligations under this Agreement.

     (e) At Consumers' request, Michigan Transco will provide to Consumers the information Consumers may need to reassess the rates stated in Article 5 hereof.

3.3 Ancillary Services

     The following Ancillary Services may be purchased by Michigan Transco at quantities specified in the forecasts for same as outlined in Article 6 and Appendix A hereof.

     (a)  Reactive Supply and Voltage Control from Generation Sources Service

          Michigan Transco will control transmission voltages on the Michigan Transco transmission facilities. Michigan Transco shall establish voltage schedules or reactive power schedules for each Resource, within its established capabilities, to maintain voltage levels in the Michigan Transco Transmission Service Area within stability limits that are generally accepted in the region and consistently adhered to by Michigan Transco. Michigan Transco shall provide to Consumers a daily forecast of reactive power requirements, and updates as needed the day ahead and throughout the day being forecasted, as an operational guide as outlined in Article 6 and Appendix A hereof. Within the limitations specified below, Consumers shall provide reactive power daily from operating Resources in a manner that will produce or absorb reactive power in amounts and over periods of time as needed by Michigan Transco. Under Michigan Transco's direction, Consumers may (i) vary the reactive power from its generating units in operation at the time or (ii) remove units from operation or place units in operation at its earliest convenience in a manner consistent with Good Utility Practice to allow for the delivery, absorption or redistribution among local units of reactive power; however, the removal of units from operation or the placing of units in operation shall be classified as a request for redispatch pursuant to Section 2 of the Network Operating Agreement between the Parties and compensated pursuant to said Network Operating Agreement. Consumers will not be obligated to provide reactive power when, in its sole judgement, to do so would damage or otherwise adversely affect the reliability of its Generation Resources.

Issued by: William E. Garrity                          Effective on: May 1, 2002
           Vice President, Fuels and
           Power Transactions
Issued on: [INSERT DATE]

Consumers Energy Company                                    Original Sheet No. 9
Rate Schedule No. 116
EXECUTION COPY

     (b)  Regulation and Frequency Response Service

          Michigan Transco shall provide to Consumers, on a daily basis, a forecast (updated throughout the day, as necessary) of Regulation and Frequency Response Service which it is purchasing from Consumers, as outlined in Article 6 and Appendix A hereof.

     (c) Energy Imbalance Service, Delivery Scheduling and Balancing Service and Generator Supply Imbalance Service

          Because Consumers will provide overlap regulation services to the Michigan Transco area, Michigan Transco will automatically be supplied with energy needed to maintain the balance between (i) real-time generation made available to Michigan Transco and (ii) the actual load in the Michigan Transco Transmission Service Area. In addition, Consumers will provide energy up to the daily operating reserve capacity defined in Sections 3.3(b), 3.3(d) and 3.3(e) to support Michigan Transco's obligations, including but not limited to contributions to frequency control and area control error. Michigan Transco shall provide to Consumers, on a daily basis, a forecast (updated throughout the day, as necessary) of energy Michigan Transco will purchase to maintain these obligations, as outlined in Article 6 and Appendix A hereof. Consumers shall attempt at all times to provide this service from Consumers' Resources in a manner consistent with Good Utility Practice.

     (d)  Operating Reserve - Spinning Reserve Service

          Michigan Transco shall provide to Consumers, on a daily basis, a forecast (updated throughout the day, as necessary) of Spinning Reserve Service capacity which it is purchasing from Consumers, as outlined in Article 6 and Appendix A hereof.

     (e)  Operating Reserve - Supplemental Reserve Service

          Michigan Transco shall provide to Consumers, on a daily basis, a forecast (updated throughout the day, as necessary), of Supplemental Reserve Service capacity which it is purchasing from Consumers, as outlined in Article 6 and Appendix A hereof.

3.4 Changes in Responsibilities

     (a)  Mandated Changes

          In the event that a regulatory body having jurisdiction over the operations of Michigan Transco, or legislative action, either federal or state, or a regional or national reliability organization, alters, revises or otherwise restructures the electric utility industry such that Michigan Transco is no longer required to provide transmission and/or Ancillary Services, in whole or in part, then in such event, either Party may call for amendment to or termination of this Agreement as of the effective date of the relevant regulatory decision.

     (b)  Notice of Changes

          Michigan Transco agrees to provide Consumers reasonable notice of all forecasts and forecast revisions outlined in Article 6 and Appendix A hereof.

Issued by: William E. Garrity                          Effective on: May 1, 2002
           Vice President, Fuels and
           Power Transactions
Issued on: [INSERT DATE]

Consumers Energy Company                                   Original Sheet No. 10
Rate Schedule No. 116
EXECUTION COPY

                                    ARTICLE 4
                               Service Conditions

4.1 Maintenance and Operation

     The Parties shall maintain and operate their respective facilities in accordance with Good Utility Practice in such a manner to minimize the likelihood of disturbance. The Parties shall not be responsible to each other for any damage or loss of revenue caused by any interruption that is not caused by procedures within the responsible Party's control. Neither Party shall make changes to equipment configurations which materially modify arrangements or connections of equipment or computer systems related to the generation or transmission systems, as the same existed prior to the effective date of this Agreement, without giving advance notice to the other Party.

4.2 Service Interruptions to Maintain Reliability

     Any service being provided under this Agreement may be interrupted or reduced: (a) by operation of automatic equipment installed for power system protection, (b) after adequate notice to and consultation between the Parties for installation, maintenance, inspection, repair or replacement of equipment, or (c) when such interruption or reduction is necessary to preserve the integrity of, to prevent or limit any instability on, or to avoid a burden on the systems of the Parties. However, Consumers and Michigan Transco shall exercise reasonable care to maintain the continuity and quality of all service provided under this Agreement and to minimize the length and effects of any interruption or disruption of service.

                                    ARTICLE 5
                                  Compensation

5.1 Payments to Consumers

     Michigan Transco agrees to pay for services provided hereunder as follows:

     (a)  Reactive Supply and Voltage Control from Generation Sources Service

          Michigan Transco agrees to pay Consumers for provision of this Ancillary Service as rendered under this Agreement at the rates specified in Appendix B hereto. Michigan Transco will pay Consumers a proportional amount of revenues received from its transmission customers each month. The proportion will be determined in accordance with Consumers' and Third Parties' supply of this service to Michigan Transco.

     (b)  Regulation and Frequency Response Service

          Michigan Transco agrees to pay Consumers for provision of this Ancillary Service as rendered under this Agreement at the rates specified in Appendix B hereto.

Issued by: William E. Garrity                          Effective on: May 1, 2002
           Vice President, Fuels and
           Power Transactions
Issued on: [INSERT DATE]

Consumers Energy Company                                   Original Sheet No. 11
Rate Schedule No. 116
EXECUTION COPY

     (c)  Energy Imbalance Service

          In the event that Michigan Transco determines that (i) the actual deliveries of electricity to a Third Party load located in its Transmission Service Area in any hour were less than the amounts scheduled for that hour and (ii) Consumers' Generation supplied said deficient energy, Michigan Transco agrees to pay Consumers for provision of this Energy Imbalance Service as rendered under this Agreement at the rates specified in Appendix B hereto.

     (d)  Delivery Scheduling and Balancing Service

          In the event that Michigan Transco determines that (i) the actual deliveries of electricity on behalf of a Third Party transmission customer in any hour were less than the amounts scheduled for that hour and (ii) Consumers' Generation supplied said deficient energy, Michigan Transco agrees to pay Consumers for provision of this Delivery Scheduling and Balancing Service as rendered under this Agreement at the rates specified in Appendix B hereof.

     (e)  Generator Supply Imbalances

          In the event that Michigan Transco determines that (i) the actual deliveries of electricity to it from a Third Party generator located in Michigan Transco's Transmission Service Area on behalf of a transmission customer in any hour were less than the amounts scheduled for that hour and (ii) Consumers' Generation supplied said deficient energy, Michigan Transco agrees to pay Consumers for provision of this Generator Supply Imbalance Service as rendered under this Agreement at the rates specified in Appendix B hereof.

     (f)  Operating Reserve - Spinning Reserve Service

          Michigan Transco agrees to pay Consumers for provision of this Ancillary Service as rendered under this Agreement at the rates specified in Appendix B hereof.

     (g)  Operating Reserve - Supplemental Reserve Service

          Michigan Transco agrees to pay Consumers for provision of this Ancillary Service as rendered under this Agreement at the rates specified in Appendix B hereof.

5.2 Payments to Michigan Transco

     Consumers agrees to pay Michigan Transco for imbalance-related energy it receives hereunder as follows:

     (a)  Energy Imbalance Service

          Pursuant to Schedule 4 of Michigan Transco's Tariff, no payments are currently applicable.

     (b)  Delivery Scheduling and Balancing Service

          In the event that Michigan Transco determines that the actual deliveries of electricity to it on behalf of Third Party transmission customers in any hour

Issued by: William E. Garrity                          Effective on: May 1, 2002
           Vice President, Fuels and
           Power Transactions
Issued on: [INSERT DATE]

Consumers Energy Company                                   Original Sheet No. 12
Rate Schedule No. 116
EXECUTION COPY

          exceeded the amounts scheduled to be delivered to said customers in that hour, Consumers shall pay Michigan Transco a price equal to 90% of Consumers' cost of energy for the difference between the Third Party transmission customers' scheduled deliveries and actual deliveries in that hour.

     (c)  Generator Supply Imbalances

          In the event that Michigan Transco determines that the actual deliveries of electricity to it on behalf of Third Party transmission customers from Third Party generators located in Michigan Transco's Transmission Service Area in any hour exceeded the amounts scheduled for that hour, Consumers shall pay Michigan Transco a price equal to 90% of Consumers' cost of energy for the difference between the Third Party transmission customers' scheduled deliveries and actual deliveries in that hour.

5.3 Applicable Tariff Rates

     Consumers and Michigan Transco recognize that the rates, terms and conditions contained in the currently effective Michigan Transco Tariff and Appendix B hereto were filed, and are under review by the Commission, in Docket No OA96-77-000. If an unappealable Commission Order relating to that Docket changes rates, terms and/or conditions for a period during which services had been provided and invoices rendered under this Agreement at the originally filed rates, terms and conditions, then adjustments will be made to those invoices accordingly and this Agreement will be revised to reflect the new rates.

                                    ARTICLE 6
                 Forecasted Requirement for Generation Services

     Michigan Transco shall provide timely updates of forecasts, and commitments as they become known, of the total amount of capacity and energy needed for each Ancillary Service, as described in Section 3.3 hereof, to be purchased by Michigan Transco for its use in the Michigan Transco Transmission Service Area. Forecast procedures are set forth in Appendix A.

Issued by: William E. Garrity                          Effective on: May 1, 2002
           Vice President, Fuels and
           Power Transactions
Issued on: [INSERT DATE]

Consumers Energy Company                                   Original Sheet No. 13
Rate Schedule No. 116
EXECUTION COPY

                                    ARTICLE 7
                         Priority and Nature of Service

7.1 Nature of Service

     Consumers agrees to provide capacity, energy and reactive power subject only to interruption for reasons of maintaining the reliability of the generation and transmission systems. 7.2 Use of Power

     Capacity, energy and reactive power provided by Consumers hereunder shall serve the specific defined purposes set forth herein. Such purposes shall not be modified without the express written consent of Consumers.

                                    ARTICLE 8
                              Conditions Precedent

     The Parties' rights and obligations under this Agreement are contingent upon acceptance for filing by the Commission of this Agreement and the Tariff without modification or in a modified form that is acceptable to the Parties.

                                    ARTICLE 9
                               Operating Committee

9.1 Creation of the Operating Committee

     Pursuant to Section 6.4.3 of the Operating Agreement, an Operating Committee shall be established to carry out and coordinate the provisions of this Agreement. Said Operating Committee shall consist of one representative from each Party, as designated in writing from time to time. Either Party may change its designated representative by notifying the other Party in writing.

9.2 Duties

     With respect to this Agreement, the Operating Committee shall have the following duties:

     (a) Consideration of any matters in connection with the administration of this Agreement as may, from time to time, arise.

     (b) Develop operating procedures and practices needed in the conduct of business under this Agreement.

Issued by: William E. Garrity                          Effective on: May 1, 2002
           Vice President, Fuels and
           Power Transactions
Issued on: [INSERT DATE]

Consumers Energy Company                                   Original Sheet No. 14
Rate Schedule No. 116
EXECUTION COPY

     (c) Oversee the invoices rendered for services provided pursuant to this Agreement.

     (d) Provide coordination of other matters not specifically provided for herein which the Parties agree are necessary. 9.3 Committee Expenses

     Each Party shall be responsible for the expenses of its representative serving on the Operating Committee.

                                   ARTICLE 10
                             Exchange of Information

10.1 Data to be Furnished

     The Parties shall furnish such data to each other as may reasonably be required to provide service hereunder.

10.2 Records and Accounts

     All records and accounts pertaining to services hereunder shall be available to either Party for audit and review at all reasonable times.

                                   ARTICLE 11
                                  Settlements

11.1 Accounting Period

     The accounting period for transactions hereunder shall be a calendar month, unless otherwise specified by the Operating Committee.

11.2 Invoicing

     Within a reasonable time after the first day of each month, invoices for amounts payable for services performed by either Party during the previous month shall be prepared and delivered. Each invoice shall be paid by the Party obligated to pay so that the other Party will receive the funds by the 20th day following the date of the invoice, or the first business day thereafter if the payment date falls on other than a business day. 11.3 Payments

     (a) All payments to Consumers shall be made payable to Consumers Energy Company, and shall be sent to Consumers Energy Company, Attention:

Issued by: William E. Garrity                          Effective on: May 1, 2002
           Vice President, Fuels and
           Power Transactions
Issued on: [INSERT DATE]

Consumers Energy Company                                   Original Sheet No. 15
Rate Schedule No. 116
EXECUTION COPY

          Treasurer, 212 West Michigan Avenue, Jackson, MI 49201, or by wire transfer to a bank designated by Consumers.

     (b) All payments to Michigan Transco shall be payable to Michigan Electric Transmission Company, and shall be sent to Michigan Electric Transmission Company, Attention: Executive Vice President and Chief Operating Officer, 540 Avis Drive, Suite H, Ann Arbor MI 48108, or by wire transfer to a bank designated by Michigan Transco.

     Each Party may change the name and address of its contact person by giving the other Party written notice of the change.

11.4 Interest Charges

     Any payment not made on or before the due date shall bear interest, from the date due until the date upon which payment is made, at an annual percentage rate of interest equal to the lesser of a) the prime rate published by the Wall Street Journal (which represents the base rate on corporate loans posted by at least 75% of the nation's banks) on the date due, plus 2%, or b) the highest rate permitted by law.

11.5 Disputed Invoices

          In the event a portion of any invoice is in dispute, the undisputed amount shall be paid when due, and the disputed portion of the invoice shall be paid promptly after the Parties have determined the correct amount. Said correct amount shall include interest charges calculated from the date the disputed amount was originally due until the date upon which payment is made.

                                   ARTICLE 12
                                   Indemnity

     Each Party shall at all times assume all liability for, and shall indemnify and save the other Party harmless from any and all damages, losses, claims, demands, suits, recoveries, costs, legal fees, expenses for injury to or death of any person or persons whomsoever, or for any loss, destruction of or damage to any property of third persons, firms, corporations or other entities that occurs on its own system and that arises out of or results from, either directly or indirectly, its own facilities or facilities controlled by it, unless caused by the sole negligence, or intentional wrongdoing, of the other Party.

                                   ARTICLE 13
                              Regulatory Authority

13.1 This Agreement is made subject to any governmental authority or authorities having jurisdiction in the premises. Nothing contained in this Agreement shall be construed as affecting in any way the right of the party furnishing service hereunder to unilaterally make application to the Commission for a change in rates, charges, classification, conditions or

Issued by: William E. Garrity                          Effective on: May 1, 2002
           Vice President, Fuels and
           Power Transactions
Issued on: [INSERT DATE]

Consumers Energy Company                                   Original Sheet No. 16
Rate Schedule No. 116
EXECUTION COPY

service, or any rule, regulation or contract relating thereto, under Section 205 of the Federal Power Act and pursuant to the Commission's Rules and Regulations promulgated thereunder or under comparable statutes and regulations of a successor agency or department.

                                   ARTICLE 14
                                      Term

14.1 Initial Term

     This Agreement shall become effective on the effective date set forth in
Article 2 and shall continue in effect for one calendar year (the Initial Term), subject to the provisions of Section 3.4 above, unless terminated pursuant to
Section 14.2 below. Upon completion of the Initial Term, this Agreement shall automatically renew each year for successive one-year periods, unless terminated pursuant to Section 14.2 below.

14.2 Termination

     Either Party may terminate this Agreement as to itself at any time after the conclusion of the Initial Term upon giving the other Party six (6) month's prior written notice. However, any termination under this Section 14.2 will not prevent the continued application of settlement and other provisions of this Agreement where necessary to resolve outstanding matters related to services already provided under the Agreement. This Agreement is subject to termination or modification to the extent that performance hereunder may conflict with any applicable provision of law or with any rule, regulation or order of any regulatory agency having jurisdiction, whether adopted before or after the making of this Agreement.

                                   ARTICLE 15
                               Breach and Default

15.1 General

     A breach of this Agreement ("Breach") shall occur upon the failure by a Party to perform or observe any material term or condition of this Agreement. Default of this Agreement ("Default") shall occur upon the failure of a Party in Breach of this Agreement to cure such Breach in accordance with the provisions of Section 15.3 of this Agreement.

15.2 Events of Breach

     A Breach of this Agreement shall include:

     (a)  The failure to pay any amount when due;

     (b) The failure to comply with any material term or condition of this Agreement, including but not limited to any material Breach of a representation, warranty or covenant made in this Agreement;

Issued by: William E. Garrity                          Effective on: May 1, 2002
           Vice President, Fuels and
           Power Transactions
Issued on: [INSERT DATE]

Consumers Energy Company                                   Original Sheet No. 17
Rate Schedule No. 116
EXECUTION COPY

     (c) If a Party: (a) becomes insolvent; (b) files a voluntary petition in bankruptcy under any provision of any federal or state bankruptcy law or shall consent to the filing of any bankruptcy or reorganization petition against it under any similar law; (c) makes a general assignment for the benefit of its creditors or (d) consents to the appointment of a receiver, trustee or liquidator;

     (d) Assignment of this Agreement in a manner inconsistent with the terms of this Agreement;

     (e) Failure of either Party to provide such access rights, or a Party's attempt to revoke or terminate such access rights, as provided under this Agreement; or

     (f) Failure of either Party to provide information or data to the other Party as required under this Agreement, provided the Party entitled to the information or data under this Agreement requires such information or data to satisfy its obligations under this Agreement.

15.3 Cure and Default

     Upon the occurrence of an event of Breach, the Party not in Breach (hereinafter the "Non-Breaching Party"), when it becomes aware of the Breach, shall give written notice of the Breach to the Breaching Party and to any other person a Party to this Agreement identifies in writing to the other Party in advance. Such notice shall set forth, in reasonable detail, the nature of the Breach, and where known and applicable, the steps necessary to cure such Breach. Upon receiving written notice of the Breach hereunder, the Breaching Party shall have thirty (30) days to cure such Breach. If the Breach is such that it cannot be cured within thirty (30) days, the Breaching Party will commence in good faith all steps as are reasonable and appropriate to cure the Breach within such thirty (30) day time period and thereafter diligently pursue such action to completion. In the event the Breaching Party fails to cure the Breach, or to commence reasonable and appropriate steps to cure the Breach, within thirty (30) days of becoming aware of the Breach; the Breaching Party will be in Default of the Agreement.

15.4 Right to Compel Performance

     Notwithstanding the foregoing, upon the occurrence of an event of Default, the non-Defaulting Party shall be entitled to: (a) commence an action to require the Defaulting Party to remedy such Default and specifically perform its duties and obligations hereunder in accordance with the terms and conditions hereof and
(b) exercise such other rights and remedies as it may have in equity or at law including commencing of an action to terminate this Agreement per Section 15.2 of this Agreement.

                                   ARTICLE 16
                             Successors and Assigns

          16.1 This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties hereto. This Agreement shall not be transferred or otherwise alienated by either Party without the other Party's prior written consent, which consent shall not unreasonably be withheld, provided that any assignee shall expressly

Issued by: William E. Garrity                          Effective on: May 1, 2002
           Vice President, Fuels and
           Power Transactions
Issued on: [INSERT DATE]

Consumers Energy Company                                   Original Sheet No. 18
Rate Schedule No. 116
EXECUTION COPY

assume assignor's obligations hereunder and, unless expressly agreed to by the other Party, no assignment shall relieve the assignor of its obligations hereunder in the event its assignee fails to perform. Any attempted assignment, transfer or other alienation without such consent shall be void and not merely voidable.

          16.2 Notwithstanding the above, the Michigan Transco shall be permitted to assign or otherwise transfer this Agreement, or its rights, duties and obligations hereunder, in whole or in part, by operation of law or otherwise, without the prior written consent of Consumers, to (a) any Regional Transmission Organization or Independent Transmission Company or (b) any successor to or transferee of the direct or indirect ownership or operation of all or part of the transmission system to which the Facility is to be connected. Upon the assumption by any such permitted assignee of the assigning Michigan Transco's rights, duties and obligations hereunder, the assigning Michigan Transco shall be released and discharged therefrom to the extent provided in the assignment agreement.

                                   ARTICLE 17
                          Dispute Resolution Procedures

     The Dispute Resolution Procedures set forth in Michigan Transco's Tariff shall apply to all disputes arising under this Agreement. Under said Dispute Resolution Procedures, the Transmission Provider shall be Michigan Transco, the Transmission Customer shall be Consumers and the Tariff shall mean this Agreement.

                                   ARTICLE 18
                                  Force Majeure

18.1 An event of Force Majeure means any act of God, labor disturbance, act of the public enemy, war, insurrection, riot, fire, storm or flood, explosion, breakage or accident to machinery or equipment, any curtailment, order, regulation or restriction imposed by governmental military or lawfully established civilian authorities, or any other cause beyond a Party's reasonable control. A Force Majeure event does not include an act of negligence or intentional wrongdoing by a Party.

18.2 If either Party is rendered unable, wholly or in part, by Force Majeure, to carry out its obligations under this Agreement, then, during the continuance of such inability, the obligation of such Party shall be suspended except that the obligation to provide protection while operating in parallel shall not be suspended. The Party relying on Force Majeure shall give written notice of Force Majeure to the other Party as soon as practicable after such event occurs. Upon the conclusion of Force Majeure, the Party heretofore relying on Force Majeure shall, with all reasonable dispatch, take all necessary steps to resume the obligation previously suspended.

18.3 Any Party's obligation to make payments already owing shall not be suspended by Force Majeure.

Issued by: William E. Garrity                          Effective on: May 1, 2002
           Vice President, Fuels and
           Power Transactions
Issued on: [INSERT DATE]

Consumers Energy Company                                   Original Sheet No. 19
Rate Schedule No. 116
EXECUTION COPY

                                   ARTICLE 19
                                     General

19.1 Authority

     Each Party hereto represents to the other that this Agreement, the transactions contemplated herein and the execution and delivery of the Agreement have been duly authorized by all necessary corporate actions, including without limitation, required action on the part of the officers and agents of the representing Party and this Agreement, when executed and delivered, shall be valid and binding on it.

19.2 Waivers

     Any waiver at any time of any rights as to any default hereunder or any other matter arising hereunder shall not be deemed a waiver as to any subsequent default or matter.

19.3 Governing Law

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Michigan, exclusive of its conflict of laws principles.

19.4 Headings

     The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

19.5 Notices

     Unless otherwise specifically provided for in this Agreement, any written notice or other communication shall be deemed to be given and received on the date when such notice or communication is given by facsimile or e-mail, and confirmed as received by the other Party, or the date received if given by registered or certified mail, postage prepaid, addressed to:

For Consumers:

Consumers Energy Company
1945 West Parnall Road
Jackson, Michigan  49201-8658
Attention: Director of Transaction Strategies

Issued by: William E. Garrity                          Effective on: May 1, 2002
           Vice President, Fuels and
           Power Transactions
Issued on: [INSERT DATE]

Consumers Energy Company                                   Original Sheet No. 20
Rate Schedule No. 116
EXECUTION COPY

For Michigan Transco:

Michigan Electric Transmission Company
540 Avis Drive, Suite H
Ann Arbor, MI 48108
Attention: Executive Vice President and Chief Operating Officer

Each Party may change the name and address of its contact person by giving the other Party written notice of the change.

19.6 Entirety

     This Agreement, the appendices hereto and Tariff of Michigan Transco constitute the entire agreement between the Parties hereto. The execution of this Agreement supersedes all previous agreements, discussions, communications and correspondence between the Parties with respect to said subject matter.

19.7 Severability

     Except as otherwise stated herein, any provision, Article or Section declared or rendered unlawful by a court of law or regulatory agency with jurisdiction over this Agreement, or deemed unlawful because of statutory change will not otherwise affect the lawful obligations that arise under this Agreement.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers.

                                        CONSUMERS ENERGY COMPANY


                                        By /s/ John Russell
                                           -------------------------------------
                                        Title: President
                                               ---------------------------------
                                        Date:  May 1, 2002
                                              ----------------------------------


                                        MICHIGAN ELECTRIC TRANSMISSION COMPANY


                                        By: /s/ Dennis DaPra
                                            ------------------------------------
                                        Title: Vice President
                                               ---------------------------------
                                        Date:  May 1, 2002
                                              ----------------------------------

Issued by: William E. Garrity                          Effective on: May 1, 2002
           Vice President, Fuels and
           Power Transactions
Issued on: [INSERT DATE]

Consumers Energy Company                                   Original Sheet No. 21
Rate Schedule No. 116
EXECUTION COPY

                                   APPENDIX A

                               Forecast Procedures

1. Michigan Transco will determine the amount of Ancillary Services that Consumers will need to supply to Michigan Transco for Third Party Regulation and Frequency Response Service, Spinning Reserve Service and Supplemental Reserve Service. Michigan Transco's forecasts of the need for such services shall be made available by 0800 of the preceding business day. Reactive Supply and Voltage Control from Generation Sources Service will be supplied by Consumer as described in paragraph 2(a) below. Consumers' provision of Energy Imbalance Service, Delivery Scheduling and Balancing Service and Generator Supply Imbalance Service will be determined by Consumers and Michigan Transco as described in paragraph 2(b) below.

2. The amount of each Ancillary Service, described in Section 3.3 of this Agreement, that Consumers must provide to Michigan Transco will be determined as follows:

     (a)  Reactive Supply and Voltage Control from Generation Sources Service

          All Consumers' generation sources will be operated to support Michigan Transco's transmission system facilities voltage profile by regulating their respective reactive power output within established limits.

          (i) Michigan Transco will be responsible for monitoring overall transmission system conditions and Consumers will take corrective action that is requested by Michigan Transco's System Operator.

          (ii) The applicable automatic voltage regulation mechanisms for pertinent Consumers' generation sources must be in service when those generation sources are on line, except when Consumers takes certain corrective action, as requested by the Michigan Transco System Operator. In the event any voltage regulation mechanism on a generation source of Consumers is out of service or operating improperly, Consumers will notify the Michigan Transco System Operator immediately.

          (iii) Consumers will maintain is speed governor settings as close as practical to a five percent (5%) speed regulation.

     (b)  Energy Imbalance Services

          Michigan Transco will send to Consumers one total value for the hourly day ahead energy imbalance forecast, the delivery scheduling and balancing forecast and the generator supply imbalance forecast. This day ahead forecasted imbalance schedule will supply Consumers with the projected needs of this service for use in their daily planning process. On the same day, Michigan Transco will provide Consumers with updates to the previous day's hourly imbalance forecast as well as real-time information relating to such service.

Consumers Energy Company                                   Original Sheet No. 22
Rate Schedule No. 116
EXECUTION COPY

                                   APPENDIX B

                             Ancillary Service Rates

     As of the effective date of this Agreement, Consumers shall use the following rates when providing Ancillary Services to Michigan Transco:

Reactive Supply and Voltage Control from Generation Sources Service

For supply to Third Party transmission customers under Part II of the Tariff.

     $0.21 per kW per month of Reserved Capacity.
     $0.049 per kW per week of Reserved Capacity.
     $0.0099 per kW per day of Reserved Capacity.
     $0.00062 per kW per hour of Reserved Capacity.

     The total demand charge in any week, pursuant to a request for hourly or daily delivery, shall not exceed the rate specified above times the highest amount in kilowatts of Reserved Capacity in any hour during such week. Also, the total demand charge in any day, pursuant to a request for hourly delivery, shall not exceed the rate specified above times the highest amount in kilowatts of Reserved Capacity in any hour during such day.

For supply to Third Party Network Customers under Part III of the Tariff.

     On a monthly basis, up to the Network Customer's Load Ratio Share times $14,789,000 divided by 12.

Regulation and Frequency Response Service

For supply to Third Party transmission customers under Part II of the Tariff.

      $0.17 per kW per month of Reserved Capacity.
      $0.040 per kW per week of Reserved Capacity.
      $0.0080 per kW per day of Reserved Capacity.
      $0.00050 per kW per hour of Reserved Capacity.

     The total demand charge in any week, pursuant to a request for hourly or daily delivery, shall not exceed the rate specified above times the highest amount in kilowatts of Reserved Capacity in any hour during such week. Also, the total demand charge in any day, pursuant to a request for hourly delivery, shall not exceed the rate specified above times the highest amount in kilowatts of Reserved Capacity in any hour during such day.

For supply to Third Party Network Customers under Part III of the Tariff.

     On a monthly basis, up to the Network Customer's Load Ratio Share times $11,913,000 divided by 12.

Consumers Energy Company                                   Original Sheet No. 23
Rate Schedule No. 116
EXECUTION COPY

Energy Imbalance Service

Energy Imbalances less than or equal to the deviation band

     Any energy imbalances not paid back in-kind by the end of a monthly period shall be paid for in a cash settlement. Cash settlements will be charged as set forth below:

     On-Peak Imbalance    The greater of:

                          a) The actual replacement cost plus $0.01 per kWh, or

                          b) $0.10 per kWh

     Off-Peak Imbalance   The greater of:

                          a) The actual replacement cost plus $0.01 per kWh, or

                          b) $0.05 per kWh

Energy imbalances that are greater than the deviation band

     Demand Charge   $50 per kW, applied to the highest "Unauthorized Use"
                     demand incurred during the month.

     Energy Charge   $0.05 per kWh or the cost of replacement energy plus $0.01 per kWh, whichever is greater.

Delivery Scheduling and Balancing Service

     A price equal to 110% of Consumers' replacement cost of energy for the difference between the transmission customer's scheduled deliveries and its actual deliveries in the appropriate hour.

Generator Supply Imbalances

     A price equal to 110% of the greater of (a) Consumers' replacement cost of energy or (b) the highest price at which Consumers sold energy during the appropriate hour.

Operating Reserve - Spinning Reserve Service

For supply to Third Party transmission customers under Part II of the Tariff.

     $0.17 per kW per month of Reserved Capacity.
     $0.040 per kW per week of Reserved Capacity.
     $0.0080 per kW per day of Reserved Capacity.
     $0.00050 per kW per hour of Reserved Capacity.

Consumers Energy Company                                   Original Sheet No. 24
Rate Schedule No. 116
EXECUTION COPY

     The total demand charge in any week, pursuant to a requested for hourly or daily delivery, shall not exceed the rate specified above times the highest amount in kilowatts of Reserved Capacity in any hour during such week. Also, the total demand charge in any day, pursuant to a requested for hourly delivery, shall not exceed the rate specified above times the highest amount in kilowatts of Reserved Capacity in any hour during such day.

For supply to Third Party Network Customers under Part III of the Tariff.

     On a monthly basis, up to the Network Customer's Load Ratio Share times $11,913,000 divided by 12.

Operating Reserve - Supplemental Reserve Service

For supply to Third Party transmission customers under Part II of the Tariff.

     $0.35 per kW per month of Reserved Capacity.
     $0.080 per kW per week of Reserved Capacity.
     $0.016 per kW per day of Reserved Capacity.
     $0.0010 per kW per hour of Reserved Capacity.

     The total demand charge in any week, pursuant to a requested for hourly or daily delivery, shall not exceed the rate specified above times the highest amount in kilowatts of Reserved Capacity in any hour during such week. Also, the total demand charge in any day, pursuant to a requested for hourly delivery, shall not exceed the rate specified above times the highest amount in kilowatts of Reserved Capacity in any hour during such day.

For supply to Third Party Network Customers under Part III of the Tariff.

     On a monthly basis, up to the Network Customer's Load Ratio Share times $23,826,000 divided by 12.